Exhibit 23.5

                              FULBRIGHT & JAWORSKI
                                     L.L.P.

                                                                February 3, 1995


                               Johnson & Johnson
                               -----------------
                    Common Stock, Par Value $1.00 Per Share
                    ---------------------------------------



Dear Sirs:


                  We refer to the Registration Statement on Form S-4 filed by you with the Securities and Exchange Commission (the "Commission") on February 3, 1995 (the "Registration Statement"), relating to the above-referenced Common Stock and to the statements made therein under the heading "The Merger--Material Federal Income Tax Consequences." Such statements are based in part on certain representations to be made to us by you, MTS Merger Corp. ("MTS") and Mitek Surgical Products, Inc. ("Mitek") substantially in the form of Exhibits D and E to the Agreement and Plan of Merger dated as of January 3, 1995 among you, MTS and Mitek. Based on those representations, we confirm that the statements set forth under such heading represent our opinion as to the matters discussed therein.

                  We are aware that we are referred to under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as
Exhibit 8.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations for the Commission promulgated thereunder.


                                                     Very  truly yours,

                                                     FULBRIGHT & JAWORSKI L.L.P.

                                                     Fulbright & Jaworski L.L.P.


Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

Attention:  James R. Hilton, Esq.